Exhibit 99.1

Release:	4:05 P.M. July 18, 2024

212-365-6721

IR@MCBankNY.com

Metropolitan Bank Holding Corp. Reports Second Quarter 2024 Results

Strong Earnings, Liquidity, Capital and Asset Quality While Executing Strategic Initiatives

Financial Highlights

●Loans at June 30, 2024 were $5.8 billion, an increase of $119.7 million from March 31, 2024 and $689.3 million from June 30, 2023.
●Total deposits at June 30, 2024 were $6.2 billion, a decrease of $67.9 million from March 31, 2024 and an increase of $881.1 million from June 30, 2023.
●Net interest margin for the second quarter of 2024 expanded 4 basis points to 3.44% from 3.40% for the first quarter of 2024.
●Diluted earnings per share of $1.50 for the second quarter of 2024, an increase of 2.7% compared to the first quarter of 2024, inclusive of $5.5 million of expenses related to the Global Payments Group (“GPG”) wind down, regulatory remediation, and the core banking digital transformation.
●Return on average equity of 9.9% and return on average tangible common equity1 of 10.1% for the second quarter of 2024.
●Asset quality continues to be stable. Non-performing loans declined to 0.53% at June 30, 2024 compared to 0.91% at March 31, 2024.
●Liquidity remains strong. At June 30, 2024, cash on deposit with the Federal Reserve Bank of New York and available secured funding capacity totaled $3.4 billion, which represented 228% of uninsured deposit balances.
●The Company and Bank are “well capitalized” under applicable regulatory guidelines, with total risk-based capital ratios of 13.0% and 12.8%, respectively, at June 30, 2024, well above regulatory minimums.

1 Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 12.

NEW YORK, July 18, 2024 ‒ Metropolitan Bank Holding Corp. (the “Company”) (NYSE: MCB), the holding company for Metropolitan Commercial Bank (the “Bank”), reported net income of $16.8 million, or $1.50 per diluted common share, for the second quarter of 2024 compared to $16.2 million, or $1.46 per diluted common share, for the first quarter of 2024, and $15.6 million, or $1.37 per diluted common share, for the second quarter of 2023.

Mark DeFazio, President and Chief Executive Officer, commented,

“Our strong second quarter financial results were underscored by an increase in the net interest margin and stable asset quality despite the persistence of a challenging operating environment. At the same time, we are progressing well on two major strategic initiatives - our digital transformation project and the exit from BaaS activities. We remain confident that our strategy and execution this year will position MCB for continued success.”

Balance Sheet

Total cash and cash equivalents were $244.7 million at June 30, 2024, a decrease of $289.7 million, or 54.2%, from March 31, 2024 and an increase of $42.9 million, or 21.3%, from June 30, 2023. The decrease from March 31, 2024, primarily reflects a $150.0 million decrease in wholesale funding and an increase in the loan book of $119.7 million. The increase from June 30, 2023, primarily reflects an $881.1 million increase in deposits, partially offset by an increase in the loan book of $689.3 and a $193.0 million decrease in wholesale funding.

Total loans, net of deferred fees and unamortized costs, were $5.8 billion at June 30, 2024, an increase of $119.7 million, or 2.1%, from March 31, 2024, and an increase of $689.3 million, or 13.4%, from June 30, 2023. Loan production was $290.8 million for the second quarter of 2024 compared to $269.6 million for the prior linked quarter and $425.4 million for the prior year period. The increase in total loans from March 31, 2024 was due primarily to an increase of $104.9 million in commercial real estate (“CRE”) loans (including owner-occupied) and $47.8 million in commercial and industrial (“C&I”) loans, partially offset by a decrease of $27.9 million of multi-family loans. The increase in total loans from June 30, 2023 was due primarily to an increase of $509.2 million in CRE loans (including owner-occupied) and $150.6 million in C&I loans.

Total deposits were $6.2 billion at June 30, 2024, a decrease of $67.9 million, or 1.1%, from March 31, 2024, and an increase of $881.1 million, or 16.7%, from June 30, 2023. The decrease from March 31, 2024 was due primarily to a decrease of $127.5 million in retail deposits with loan customers and other (GPG) deposits, partially offset by an increase in property manager and municipal deposits of $71.3 million. The increase in deposits from June 30, 2023, was due to broad based increases across most of the Bank’s various deposit verticals.

At June 30, 2024, cash on deposit with the Federal Reserve Bank of New York and available secured funding capacity totaled $3.4 billion. The Company and the Bank each met all the requirements to be considered “well capitalized” under applicable regulatory guidelines. Total non-owner-occupied commercial real estate loans were 358.4% of total risk-based capital at June 30, 2024, compared to 363.3% and 363.2% at March 31, 2024 and June 30, 2023, respectively.

Income Statement

Financial Highlights

	Three months ended			Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
(dollars in thousands, except per share data)	2024	2024	2023	2024	2023
Total revenues(1)	$67,678	$66,713	$61,606	$134,391	$127,114
Net income (loss)	$16,799	$16,203	$15,561	33,002	40,637
Diluted earnings (loss) per common share	$1.50	$1.46	$1.37	2.96	3.59
Return on average assets(2)	0.92%	0.91%	0.98%	0.91%	1.30%
Return on average equity(2)	9.9%	9.8%	10.1%	9.9%	13.6%
Return on average tangible common equity(2), (3), (4)	10.1%	9.9%	10.3%	10.0%	13.8%

(1)	Total revenues equal net interest income plus non-interest income.
(2)	Annualized.
(3)	Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 12.
(4)	Net income divided by average tangible common equity.

Net Interest Income

Net interest income for the second quarter of 2024 was $61.5 million compared to $59.7 million for the prior linked quarter and $53.8 million for the prior year period. The $1.8 million increase from the prior linked quarter was due primarily to an increase in the average balance of loans and overnight deposits and an increase in the yield on loans, partially offset by an increase in the average balance of deposits and a modest increase in the cost of funds. The $7.8 million increase from the prior year period was due primarily to an increase in the average balance of loans and an increase in loan yields, partially offset by an increase in the average balance of deposits and an increase in the cost of funds.

Net Interest Margin

Net interest margin for the second quarter of 2024 was 3.44% compared to 3.40% and 3.44% for the prior linked quarter and prior year period, respectively. The 4 basis point increase from the prior linked quarter was driven largely by an increase in the average balance of loans and an increase in loan yields partially offset by an increase in the average balance of deposits and an increase in the cost of funds.

The total cost of funds for the second quarter of 2024 was 334 basis points compared to 330 basis points and 252 basis points for the prior linked quarter and prior year period, respectively. The increase from the prior linked quarter reflects the continued effects of high short-term interest rates and the intense competition for deposits. The increase from the prior year period reflects the continued effects of high short-term interest rates, the intense competition for deposits and a shift from non-interest bearing deposits to interest bearing funding primarily related to the exit from the crypto-related deposit vertical during 2023.

Non-Interest Income

Non-interest income was $6.1 million for the second quarter of 2024, a decrease of $865,000 from the prior linked quarter and a decrease of $1.7 million from the prior year period. The decrease from the prior linked quarter was driven primarily by a decrease in letter of credit fees and the continuing decline in GPG revenue as that business is wound down, partially offset by an increase in service charges on deposit accounts. The decrease from the prior year period was driven primarily by lower GPG revenue, partially offset by an increase in service charges on deposit accounts.

Non-Interest Expense

Non-interest expense was $42.3 million for the second quarter of 2024, inclusive of $5.5 million of expenses related to the GPG wind down, regulatory remediation, and the core banking digital transformation. The $357,000 increase from the prior linked quarter was due primarily to a $1.7 million increase in professional fees and other expenses, partially offset by a $1.3 million decline in compensation and benefits. In the prior linked quarter, compensation and benefits was elevated by GPG wind down severance expenses and seasonally higher employer taxes and benefit costs. The $9.8 million increase from the prior year period was due primarily to an increase of $3.2 million in compensation and benefits related to the increase in number of employees, an increase of $1.9 million in professional fees, an increase of $1.7 million in technology costs related to the digital transformation project, and an increase of $1.6 million in other expenses.

Income Tax Expense

The effective tax rate for the second quarter of 2024 was 29.7% compared to 33.3% for the prior linked quarter and 37.4% for the prior year period. The effective tax rate for the prior year period includes a discrete expense related to the rescission of certain stock awards.

Asset Quality

Credit quality remains stable. The ratio of non-performing loans to total loans declined to 0.53% at June 30, 2024 compared to 0.91% at March 31, 2024 due to one multi-family loan relationship that was returned to accrual status. The ratio of non-performing loans to total loans was 0.47% at June 30, 2023.

The allowance for credit losses was $60.0 million at June 30, 2024, an increase of $1.5 million from March 31, 2024, which includes a provision related to a single C&I loan.

Conference Call

The Company will conduct a conference call at 9:00 a.m. ET on Friday, July 19, 2024, to discuss the results. To access the event by telephone, please dial 800-267-6316 (US), 203-518-9783 (INTL), and provide conference ID: MCBQ224 approximately 15 minutes prior to the start time (to allow time for registration).

The call will also be broadcast live over the Internet and accessible at MCB Quarterly Results Conference Call and in the Investor Relations section of the Company’s website at MCB News. To listen to the live webcast, please visit the site at least 15 minutes prior to the start time to register, download and install any necessary audio software. For those unable to join for the live presentation, a replay of the webcast will also be available later that day accessible at MCB Quarterly Results Conference Call.

About Metropolitan Bank Holding Corp.

Metropolitan Bank Holding Corp. (NYSE: MCB) is the parent company of Metropolitan Commercial Bank (the “Bank”), a New York City based full-service commercial bank. The Bank provides a broad range of business, commercial and personal banking products and services to individuals, small businesses, private and public middle-market and corporate enterprises and institutions, municipalities, and local government entities.

Metropolitan Commercial Bank was named one of Newsweek’s Best Regional Banks and Credit Unions 2024. The Bank was named by the Independent Community Bankers of America as one of the top 20 commercial lenders with more than $1 billion in assets. Kroll affirmed a BBB+ (investment grade) deposit rating on January 25, 2024.

The Bank is a New York State chartered commercial bank, a member of the Federal Reserve System and the Federal Deposit Insurance Corporation, and an equal housing lender.

For more information, please visit the Bank’s website at MCBankNY.com.

Forward-Looking Statement Disclaimer

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include but are not limited to the Company’s future financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “plan,” “continue” or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that are difficult to predict and are generally beyond our control and may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to the following: the interest rate policies of the Board of Governors of the Federal Reserve System; inflation; an unexpected deterioration in our loan or securities portfolios; changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio; further deterioration in the financial condition or stock prices of financial institutions generally; unexpected increases in our expenses; different than anticipated growth and our ability to manage our growth; the lingering effects of the COVID-19 pandemic on our business and results of operation; unanticipated regulatory action or changes in regulations; potential recessionary conditions; unanticipated volatility in deposits; unexpected increases in credit losses or in the level of delinquent, nonperforming, classified and criticized loans; our ability to absorb the amount of actual losses inherent in our existing loan portfolio; an unanticipated loss of key personnel or existing customers; competition from other institutions resulting in unanticipated changes in our loan or deposit rates; an unexpected adverse financial, regulatory or bankruptcy event experienced by our non-bank financial service partners; unanticipated increases in FDIC costs; changes in regulations, legislation or tax or accounting rules, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury; impacts related to or resulting from recent bank failures; an unexpected failure to successfully manage our credit risk and the sufficiency of our allowance, the credit and other risks from borrower and depositor concentrations (by geographic area and by industry); the current or anticipated impact of military conflict, terrorism or other geopolitical events; the costs, including possibly incurring fines, penalties or other negative effects (including reputational harm), of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions; a failure in or breach of the Company’s operational or security systems or infrastructure, including cyberattacks; the failure to maintain current technologies, or to implement new technologies; the failure to maintain effective internal controls over financial reporting; the failure to retain or attract employees; and unanticipated adverse changes in our customers’ economic conditions or general economic conditions, as well as those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q which have been filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Forward-looking statements speak only as of the date of this release. We do not undertake (and expressly disclaim) any obligation to update or revise any forward-looking statement, except as may be required by law.

Consolidated Balance Sheet (unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
(in thousands)	2024	2024	2023	2023	2023
Assets
Cash and due from banks	$18,152	$34,037	$31,973	$36,438	$33,534
Overnight deposits	226,510	500,366	237,492	140,929	168,242
Total cash and cash equivalents	244,662	534,403	269,465	177,367	201,776
Investment securities available-for-sale	504,748	497,789	461,207	429,850	426,068
Investment securities held-to-maturity	449,368	460,249	468,860	478,886	515,613
Equity investment securities, at fair value	2,122	2,115	2,123	2,015	2,066
Total securities	956,238	960,153	932,190	910,751	943,747
Other investments	26,584	32,669	38,966	35,015	28,040
Loans, net of deferred fees and unamortized costs	5,838,892	5,719,218	5,624,797	5,354,487	5,149,546
Allowance for credit losses	(60,008)	(58,538)	(57,965)	(52,298)	(51,650)
Net loans	5,778,884	5,660,680	5,566,832	5,302,189	5,097,896
Receivables from global payments business, net	90,626	93,852	87,648	79,892	84,919
Other assets	168,597	171,614	172,571	178,145	165,772
Total assets	$7,265,591	$7,453,371	$7,067,672	$6,683,359	$6,522,150

Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing demand deposits	$1,883,176	$1,927,629	$1,837,874	$1,746,626	$1,730,380
Interest-bearing deposits	4,286,486	4,309,913	3,899,418	3,774,963	3,558,185
Total deposits	6,169,662	6,237,542	5,737,292	5,521,589	5,288,565
Federal funds purchased	—	—	99,000	—	243,000
Federal Home Loan Bank of New York advances	150,000	300,000	440,000	355,000	200,000
Trust preferred securities	20,620	20,620	20,620	20,620	20,620
Secured and other borrowings	107,514	107,549	7,585	7,621	7,655
Prepaid third-party debit cardholder balances	22,631	18,685	10,178	10,297	10,772
Other liabilities	102,760	95,434	93,976	133,322	130,263
Total liabilities	6,573,187	6,779,830	6,408,651	6,048,449	5,900,875

Common stock	112	112	111	110	110
Additional paid in capital	395,520	393,341	395,871	393,544	392,742
Retained earnings	348,977	332,178	315,975	301,407	279,344
Accumulated other comprehensive gain (loss), net of tax effect	(52,205)	(52,090)	(52,936)	(60,151)	(50,921)
Total stockholders’ equity	692,404	673,541	659,021	634,910	621,275
Total liabilities and stockholders’ equity	$7,265,591	$7,453,371	$7,067,672	$6,683,359	$6,522,150

Consolidated Statement of Income (unaudited)

	Three months ended			Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
(dollars in thousands, except per share data)	2024	2024	2023	2024	2023
Total interest income	$115,761	$112,335	$88,978	$228,096	$172,241
Total interest expense	54,222	52,626	35,227	106,848	59,956
Net interest income	61,539	59,709	53,751	121,248	112,285
Provision for credit losses	1,538	528	4,305	2,066	4,951
Net interest income after provision for credit losses	60,001	59,181	49,446	119,182	107,334

Non-interest income
Service charges on deposit accounts	2,094	1,863	1,481	3,957	2,937
Global Payments Group revenue	3,686	4,069	5,731	7,755	10,581
Other income	359	1,072	643	1,431	1,311
Total non-interest income	6,139	7,004	7,855	13,143	14,829

Non-interest expense
Compensation and benefits	18,532	19,827	15,288	38,359	31,543
Bank premises and equipment	2,322	2,343	2,287	4,665	4,631
Professional fees	6,916	5,972	4,973	12,888	9,160
Technology costs	3,043	3,011	1,482	6,054	2,795
Licensing fees	3,180	3,276	3,014	6,456	5,676
FDIC assessments	2,925	2,925	1,640	5,850	4,454
Regulatory settlement reserve	—	—	—	—	(2,500)
Other expenses	5,339	4,546	3,758	9,885	7,708
Total non-interest expense	42,257	41,900	32,442	84,157	63,467

Net income before income tax expense	23,883	24,285	24,859	48,168	58,696
Income tax expense	7,084	8,082	9,298	15,166	18,059
Net income (loss)	$16,799	$16,203	$15,561	$33,002	$40,637

Earnings per common share:
Average common shares outstanding:
Basic	11,192,936	11,132,989	11,136,261	11,163,127	11,090,695
Diluted	11,199,736	11,132,989	11,278,405	11,163,127	11,271,150
Basic earnings (loss)	$1.50	$1.46	$1.39	$2.96	$3.65
Diluted earnings (loss)	$1.50	$1.46	$1.37	$2.96	$3.59

Loan Production, Asset Quality & Regulatory Capital

	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
	2024	2024	2023	2023	2023
LOAN PRODUCTION (in millions)	$290.8	$269.6	$342.5	$333.5	$425.4

ASSET QUALITY (in thousands)
Non-accrual loans:
Commercial real estate	$24,000	$44,939	$44,939	$24,000	$24,000
Commercial and industrial	6,989	6,989	6,934	6,934	—
Consumer	—	—	24	24	24
Total non-accrual loans	$30,989	$51,928	$51,897	$30,958	$24,024
Non-accrual loans to total loans	0.53%	0.91%	0.92%	0.58%	0.47%
Allowance for credit losses	$60,008	$58,538	$57,965	$52,298	$51,650
Allowance for credit losses to total loans	1.03%	1.02%	1.03%	0.98%	1.00%
Charge-offs	$(16)	$(3)	$(946)	$(129)	$(44)
Recoveries	$—	$2	$—	$—	$—
Net charge-offs/(recoveries) to average loans (annualized)	—%	—%	0.07%	0.01%	—%

REGULATORY CAPITAL
Tier 1 Leverage:
Metropolitan Bank Holding Corp.	10.3%	10.3%	10.6%	10.7%	10.8%
Metropolitan Commercial Bank	10.1%	10.1%	10.3%	10.5%	10.5%

Common Equity Tier 1 Risk-Based (CET1):
Metropolitan Bank Holding Corp.	11.7%	11.6%	11.5%	11.8%	11.9%
Metropolitan Commercial Bank	11.8%	11.7%	11.6%	11.9%	11.9%

Tier 1 Risk-Based:
Metropolitan Bank Holding Corp.	12.1%	11.9%	11.9%	12.2%	12.2%
Metropolitan Commercial Bank	11.8%	11.7%	11.6%	11.9%	11.9%

Total Risk-Based:
Metropolitan Bank Holding Corp.	13.0%	12.9%	12.8%	13.1%	13.2%
Metropolitan Commercial Bank	12.8%	12.6%	12.5%	12.8%	12.9%

Performance Measures

	Three months ended			Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
(dollars in thousands, except per share data)	2024	2024	2023	2024	2023
Net income per consolidated statements of income	$16,799	$16,203	$15,561	$33,002	$40,637
Less: Earnings allocated to participating securities	—	—	(82)	—	(170)
Net income (loss) available to common shareholders	$16,799	$16,203	$15,479	$33,002	$40,467

Per common share:
Basic earnings (loss)	$1.50	$1.46	$1.39	$2.96	$3.65
Diluted earnings (loss)	$1.50	$1.46	$1.37	$2.96	$3.59
Common shares outstanding:
Period end	11,192,936	11,191,958	10,991,074	11,192,936	10,991,074
Average fully diluted	11,199,736	11,132,989	11,278,405	11,163,127	11,271,150
Return on:(1)
Average total assets	0.92%	0.91%	0.98%	0.91%	1.30%
Average equity	9.9%	9.8%	10.1%	9.9%	13.6%
Average tangible common equity(2), (3)	10.1%	9.9%	10.3%	10.0%	13.8%
Yield on average earning assets(1)	6.47%	6.40%	5.70%	6.43%	5.61%
Total cost of deposits(1)	3.26%	3.16%	2.19%	3.21%	1.95%
Net interest spread(1)	1.77%	1.77%	1.80%	1.77%	2.01%
Net interest margin(1)	3.44%	3.40%	3.44%	3.42%	3.65%
Net charge-offs as % of average loans(1)	—%	—%	—%	—%	0.01%
Efficiency ratio(4)	62.4%	62.8%	52.7%	62.6%	49.9%

(1)Annualized

(2)Net income divided by average tangible common equity.

(3)Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 12.

(4)Total non-interest expense divided by total revenues.

Interest Margin Analysis

	Three months ended
	Jun. 30, 2024			Mar. 31, 2024			Jun. 30, 2023
	Average		Yield /	Average		Yield /	Average		Yield /
(dollars in thousands)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)
Assets:
Interest-earning assets:
Loans (2)	$5,754,283	$104,594	7.31%	$5,696,841	$102,381	7.23%	$4,921,887	$80,516	6.54%
Available-for-sale securities	589,825	3,353	2.29	565,292	2,957	2.10	520,322	2,068	1.59
Held-to-maturity securities	456,078	2,124	1.87	465,270	2,172	1.88	519,076	2,602	2.01
Equity investments	2,431	16	2.59	2,416	15	2.47	2,375	13	2.09
Overnight deposits	369,169	5,167	5.63	297,992	4,154	5.61	237,449	3,086	5.14
Other interest-earning assets	27,301	506	7.45	33,428	656	7.89	39,197	693	7.08
Total interest-earning assets	7,199,087	115,761	6.47	7,061,239	112,335	6.40	6,240,306	88,978	5.70
Non-interest-earning assets	182,234			183,046			162,326
Allowance for credit losses	(58,841)			(58,517)			(48,035)
Total assets	$7,322,480			$7,185,768			$6,354,597
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$4,319,340	50,236	4.68	$4,099,466	46,611	4.57	$2,987,237	27,100	3.64
Certificates of deposit	37,084	318	3.45	34,264	275	3.22	45,925	303	2.65
Total interest-bearing deposits	4,356,424	50,554	4.67	4,133,730	46,886	4.56	3,033,162	27,403	3.62
Borrowed funds	287,104	3,667	5.14	437,389	5,740	5.28	588,281	7,824	5.32
Total interest-bearing liabilities	4,643,528	54,222	4.70	4,571,119	52,626	4.63	3,621,443	35,227	3.90
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,879,213			1,835,368			1,977,443
Other non-interest-bearing liabilities	119,675			112,272			139,341
Total liabilities	6,642,416			6,518,759			5,738,227
Stockholders' equity	680,064			667,009			616,370
Total liabilities and equity	$7,322,480			$7,185,768			$6,354,597
Net interest income		$61,539			$59,709			$53,751
Net interest rate spread (3)			1.77%			1.77%			1.80%
Net interest margin (4)			3.44%			3.40%			3.44%
Total cost of deposits (5)			3.26%			3.16%			2.19%
Total cost of funds (6)			3.34%			3.30%			2.52%

(1)	Ratios are annualized.
(2)	Amount includes deferred loan fees and non-performing loans.
(3)	Determined by subtracting the annualized average cost of total interest-bearing liabilities from the annualized average yield on total interest-earning assets.
(4)	Determined by dividing annualized net interest income by total average interest-earning assets.
(5)	Determined by dividing annualized interest expense on deposits by total average interest-bearing and non-interest bearing deposits.
(6)	Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

	Six Months Ended
	Jun. 30, 2024			Jun. 30, 2023
	Average		Yield /	Average		Yield /
(dollars in thousands)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)
Assets:
Interest-earning assets:
Loans (2)	$5,725,562	$206,976	7.27%	$4,880,343	$156,476	6.45%
Available-for-sale securities	577,558	6,311	2.20	525,384	$4,175	1.59
Held-to-maturity securities	460,674	4,296	1.88	512,900	$4,978	1.94
Equity investments	2,423	30	2.53	2,368	$25	2.09
Overnight deposits	333,580	9,321	5.62	222,765	$5,570	4.97
Other interest-earning assets	30,365	1,162	7.69	29,733	$1,017	6.84
Total interest-earning assets	7,130,162	228,096	6.43	6,173,493	172,241	5.61
Non-interest-earning assets	182,635			157,338
Allowance for credit losses	(58,679)			(46,831)
Total assets	$7,254,118			$6,284,000
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$4,209,403	$96,848	4.63	$2,914,160	$49,129	3.40
Certificates of deposit	35,674	593	3.34	49,399	$647	2.64
Total interest-bearing deposits	4,245,077	97,441	4.62	2,963,559	49,776	3.39
Borrowed funds	362,246	9,407	5.22	389,360	10,180	5.23
Total interest-bearing liabilities	4,607,323	106,848	4.66	3,352,919	59,956	3.61
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,857,290			2,183,000
Other non-interest-bearing liabilities	115,974			143,573
Total liabilities	6,580,587			5,679,492
Stockholders' equity	673,531			604,508
Total liabilities and equity	$7,254,118			$6,284,000
Net interest income		$121,248			$112,285
Net interest rate spread (3)			1.77%			2.01%
Net interest margin (4)			3.42%			3.65%
Total cost of deposits (5)			3.21%			1.95%
Total cost of funds (6)			3.32%			2.18%

(1)	Ratios are annualized.
(2)	Amount includes deferred loan fees and non-performing loans.
(3)	Determined by subtracting the annualized average cost of total interest-bearing liabilities from the annualized average yield on total interest-earning assets.
(4)	Determined by dividing annualized net interest income by total average interest-earning assets.
(5)	Determined by dividing annualized interest expense on deposits by total average interest-bearing and non-interest bearing deposits.

(6)  Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits

Reconciliation of Non-GAAP Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles (“GAAP”), this earnings release includes certain non-GAAP financial measures. Management believes these non-GAAP financial measures provide meaningful information to investors in understanding the Company’s operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the following tables:

	Quarterly Data					Six Months Ended
(dollars in thousands,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Jun. 30,	Jun. 30,
except per share data)	2024	2024	2023	2023	2023	2024	2023
Average assets	$7,322,480	$7,185,768	$6,861,335	$6,589,857	$6,354,597	$7,254,118	$6,284,000
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Average tangible assets (non-GAAP)	$7,312,747	$7,176,035	$6,851,602	$6,580,124	$6,344,864	$7,244,385	$6,274,267

Average common equity	$680,064	$667,009	$643,257	$631,205	$616,370	$673,531	$604,508
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Average tangible common equity (non-GAAP)	$670,331	$657,276	$633,524	$621,472	$606,637	$663,798	$594,775

Total assets	$7,265,591	$7,453,371	$7,067,672	$6,683,359	$6,522,150	$7,265,591	$6,522,150
Less: intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Tangible assets (non-GAAP)	$7,255,858	$7,443,638	$7,057,939	$6,673,626	$6,512,417	$7,255,858	$6,512,417

Common equity	$692,404	$673,541	$659,021	$634,910	$621,275	$692,404	$621,275
Less: intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Tangible common equity (book value) (non-GAAP)	$682,671	$663,808	$649,288	$625,177	$611,542	$682,671	$611,542

Common shares outstanding	11,192,936	11,191,958	11,062,729	11,062,729	10,991,074	11,192,936	10,991,074
Book value per share (GAAP)	$61.86	$60.18	$59.57	$57.39	$56.53	$61.86	$56.53
Tangible book value per share (non-GAAP) (1)	$60.99	$59.31	$58.69	$56.51	$55.64	$60.99	$55.64

(1)	Tangible book value divided by common shares outstanding at period-end.

Explanatory Note

Some amounts presented within this document may not recalculate due to rounding.